                                                                      EXHIBIT 10


                                   AGREEMENT

     This Agreement (this "Agreement") dated August 21, 1998 represents the agreement of the parties listed below to the matters described herein, subject only to the Conditions described in Section 2(d) and 8 below:

     WHEREAS, the Board of Directors of The Mayflower Corporation plc has approved this Agreement;

     WHEREAS, the Board of Directors of Metrotrans Corporation, a Georgia corporation (the "Corporation"), has duly approved Sections 3, 4, 7, 8 and 9 of this Agreement;

     WHEREAS, the Board of Directors of the Corporation has duly approved transactions contemplated by Sections 2 and 5 of this Agreement, solely for the purpose of approving Mayflower becoming an "interested shareholder" as contemplated by Section 14-2-1132(a) of the Georgia Business Corporation Code; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Corporation and Mayflower (as defined below) are entering into a Loan Agreement pursuant to which Mayflower has agreed to lend to the Corporation an aggregate amount of $15.0 million (the "Loan Agreement").

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

(1)  PARTIES
     -------

     The parties to this Agreement are the following:

      a. The Mayflower Corporation plc, a United Kingdom corporation, having its principal offices at Mayflower House, Loudon Road, London, High Wycombe, Bucks HP10 9RF, England and Mayflower (U.S. Holdings), Inc., a Delaware corporation (hereinafter "Mayflower");

      b. The Corporation, having its principal offices at Suite 220, 200 Westpark Drive, Peachtree City, Georgia 30269, USA ;

      c. Mr. D. Michael Walden, a United States citizen, residing at 111 Christopher Road, Sharpsburg, Georgia 30277, USA (hereinafter "Mr. Walden");

      d. Ms. Terri B. Hobbs, a United States citizen, residing at 250 Broadmoor Drive, Fayetteville, Georgia 30215, USA (hereinafter "Ms. Hobbs" and together with Mr. Walden, the "Management Stockholders");

      e. Messrs. Randolph B. Stanley (hereinafter "Mr. Stanley") and M. Earl Meck (hereinafter "Mr. Meck" and together with Mr. Stanley, the "Selling Stockholders"), both United States citizens, residing respectively at 490 Potts Road, Conyers, Georgia 30094, and 275 Derby Drive, Fayetteville, GA 30214, USA.

     From time to time, Messrs. Walden, Stanley and Meck and Ms. Hobbs will be referred to herein collectively as the "Shareholders"

(2)  PURCHASE OF SHARES
     -------------------

      a. Each of the Selling Stockholders hereby agrees to sell, transfer, convey, assign and deliver and Mayflower agrees to purchase from each of the Selling Stockholders all of the shares of the common stock of the Corporation (the "Corporation Common Stock") owned by each of the Selling Stockholders (the "Shares") on the Closing Date provided in
         Section 2(c) at a purchase price of $ 15.00 per Share (the "Purchase of Shares").

      b. Each of the Selling Stockholders represents and warrants to Mayflower that:

         1. Such Selling Stockholder is the record and beneficial owner of 825,200 Shares.

         2. Such Selling Stockholder has sole power of disposition with respect to the Shares owned by him.

         3. The Shares and the certificates representing such Shares are now, and the Shares and the certificates representing such Shares, except as herein provided, at all times prior to the Closing Date will be, held by such Selling Stockholder, free and clear of all claims, liens, charges, security interests, proxies, pledges, charges, equities, options, voting restrictions, rights of first refusal, voting trusts or agreements, understandings or arrangements and any other encumbrances of any kind or nature whatsoever (collectively "Liens"), except liens pursuant to a Pledge Agreement involving approximately 500,000 of the Shares of each Selling Stockholder in favor of NationsBank, N.A., which shall be released as a condition to the closing of the Purchase of Shares. On the Closing Date, upon delivery of the certificates representing the Shares to Mayflower and payment by Mayflower of the purchase price, each Selling Stockholder will deliver to Mayflower and Mayflower will receive, good, marketable and valid title to the Shares free and clear of any Liens.

         4. The Selling Stockholders have the power and authority to execute this Agreement and to perform the transactions contemplated hereby. Subject to obtaining the release of NationsBank's Liens, no consent or approval of any third party is necessary for the execution of this Agreement by the Selling Stockholders and their performance of the transactions contemplated hereby, except expiration of the waiting period under the HSR Act. Subject to obtaining the release of NationsBank's Liens, the execution of this Agreement by the Selling Stockholders and their performance of the transactions contemplated hereby do not violate or conflict with any obligations of the Selling Stockholders to any third party.

      c. The closing of the Purchase of Shares shall take place at the offices of Long Aldridge & Norman LLP, Atlanta, Georgia at 10:00 A.M., Atlanta, Georgia time within two (2) business days after the satisfaction of the conditions set forth in Sections 2(d) and 8 hereof (the "Closing Date") or at such other place and time as shall be mutually agreed upon by Mayflower and the Corporation. On the Closing Date, (i) each of the Selling Stockholders shall deliver his stock certificates to Mayflower duly endorsed in favor of Mayflower and any other documents necessary for Mayflower to have new share certificates issued in its name and to effect the valid transfer of the Shares to Mayflower and (ii) Mayflower shall pay the purchase price to each Selling Stockholder by wire transfer of immediately available funds to the account designated by such Selling Stockholder.

      d. The respective obligation of Mayflower and each of the Selling Stockholders to effect the Purchase of Shares is subject to the following conditions:

         1. Sections 3, 4, 7, 8 and 9 (as applicable) of this Agreement, shall have been approved by the Board of Directors of the Corporation.

         2. Any waiting period applicable to the Purchase of Shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been terminated. Mayflower shall be responsible for the filing fee payable under the HSR Act and all reasonable cost to prepare any such filing.

         3. The release by NationsBank of its Liens on the Shares.

         4. No injunction or other legal restraint or prohibition prohibiting the Purchase of Shares shall be in effect.

         5. All other conditions contained in Section 8 hereof.

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

       e. The obligation of Mayflower to effect the Purchase of Shares is subject to the following additional conditions:

         1. The representations and warranties of the Selling Stockholders set forth herein shall be true and correct as of the Closing Date.

         2. The written resignation of the Selling Stockholders as directors of the Corporation, effective on the close of business on the Closing Date.

      f. Each of the Selling Stockholders shall be liable for, and shall pay when due, any and all taxes payable by the Selling Stockholders by reason of the Purchase of Shares (as they relate to each Selling Stockholder), or attributable to the Selling Stockholders by virtue of the sale, transfer or delivery of the Shares hereunder. Mayflower shall be responsible for payment of any transfer tax related to the Purchase of Shares.

      g. The Selling Stockholders shall use their best efforts to cause NationsBank, N.A. to agree as soon as practicable to release its Liens on the Shares of the Selling Stockholders on or before the Closing Date. Mayflower and the Corporation shall make their respective filings under the HSR Act as soon as practicable following execution of this Agreement and shall reasonably cooperate with each other to effect compliance with the HSR Act.

(3)   BOARD OF DIRECTORS AND MANAGEMENT OF THE CORPORATION AND REPRESENTATIONS
      ------------------------------------------------------------------------
      AND WARRANTIES
      --------------

      a. In connection with the Purchase of Shares, the Selling Stockholders shall submit their resignations from the Board of Directors of the Corporation, effective the close of business on the Closing Date. The remaining Directors and the Directors appointed by those Directors immediately thereafter in accordance with the following provisions of this section 3(a), other than the Mayflower nominees, shall be referred to herein as the "Non-Mayflower Directors." The remaining Directors shall be the "Continuing Directors." The Non-Mayflower Directors shall convene a meeting of the Board of Directors and increase the number of Directors from six to eight. The Non-Mayflower Directors shall fill the four vacancies so created with three nominees whose names and biographical information shall be submitted by Mayflower and one nominee selected by the Non-Mayflower Directors. Each year thereafter in connection with the Annual Meeting of Shareholders or any other meeting of Shareholders at which directors are nominated or elected, the Non-Mayflower Directors shall nominate five Directors and Mayflower shall nominate three Directors to fill the Board of Directors of the Corporation. In the event any Non-Mayflower Director ceases to serve as a Director of the Corporation, whether as a result of his resignation, removal or otherwise, his successor shall be named by majority vote of the remaining Non-Mayflower Directors, to serve until the next annual meeting of stockholders of the Corporation, and the successor shall thereafter be treated as a Non-Mayflower Director for all purposes of this Agreement; provided that any successor to a Continuing Director may be elected only upon the recommendation of such successor by a majority of the remaining Continuing Directors. In the event any Director nominated by Mayflower ceases to serve as a Director of the Corporation, whether as a result of his resignation, removal or otherwise, his successor shall be named by majority vote of the remaining Directors who were nominated by Mayflower, to serve until the next annual meeting of stockholders of the Corporation. The size of the Board of Directors shall not be expanded without approval of the Non-Mayflower Directors and Mayflower Directors. The Bylaws of the Corporation shall be amended to provide for the constituency of the Board of Directors as herein provided, which bylaw provision may be changed only by vote of a majority of the Directors, including a majority of the Non-Mayflower Directors, the consent of which will not be unreasonably withheld.

     b. Mr. Walden shall continue to serve as Chairman and Chief Executive Officer of the Corporation, for the period of and subject to the terms of his employment agreement with the Corporation, as amended as of the Closing Date. The foregoing is not intended to, and shall not be construed to, change any of the obligations under the employment agreement or create any obligations of Mayflower with respect to the employment agreement. As soon as practicable after the date hereof but in any event no later than the Closing Date, Mayflower will enter into a separate agreement with Mr. Walden and Ms. Hobbs, which will contain a non-competition provision effective following exercise of the Put or the Call set forth in Section 5 hereof in consideration for the payment of $1,500,000.00 to Mr. Walden and $500,000.00 for Ms. Hobbs. After the Put described in Section (5) below has been exercised by Mr. Walden or Ms. Hobbs, as the case may be, and the consideration for the Put option paid, such agreement shall restrict Mr. Walden and Ms. Hobbs from engaging in the activities specified in paragraph 6 of their respective employment agreements for a period of five years from the date of exercise of the Put or Call, as the case may be, and shall otherwise be in a form reasonably satisfactory to Mayflower, Mr. Walden and Ms. Hobbs. The cash consideration payable under such agreements shall be payable in three (3) equal annual payments beginning on the date the Put is exercised.

     c. Mayflower, Mr. Walden and Ms. Hobbs each agree to vote their shares at any meeting of the stockholders of the Corporation or in any written consent in lieu thereof to maintain the composition and membership of the Board of Directors of the Corporation as provided in section 3(a) above.

     d. Mayflower represents that neither it nor any of its directors, officers or affiliates either individually or as a Group (as defined in Section 13(d) of the

         Securities Exchange Act of 1934, as amended) own, of record or beneficially, or have the right to purchase any shares of the Corporation Common Stock, other than pursuant to this Agreement. Mayflower shall vote its shares of Corporation Common Stock in accordance with the vote of the majority of the Board of Directors with respect to all matters presented to a vote of the shareholders; provided, however, Mayflower may vote its shares of Corporation Common Stock as it shall determine on any of the following matters, should any such matter be presented to a vote of shareholders:


        (i) a proposal to transfer, lease or sell substantially all of the assets of the corporation;

        (ii) a merger, combination or amalgamation of the corporation with any unaffiliated entity;

        (iii) a recapitalization of the corporation, including specifically the creation of a new class of shares of the corporation;

        (iv)   an increase in the authorized stock of the corporation;

        (v)    any stock splits or  stock dividends;

        (vi)   any change in the independent auditors of the corporation.

        (vii) any proposal to the shareholders, which would result in the dissolution and/or liquidation of the corporation.

        Neither Mayflower nor any affiliate of Mayflower shall call a meeting of the shareholders of the Corporation for the purpose of submitting a proposal to the shareholders to accomplish any of the matters listed in
        (i) through (vii) above. Neither Mayflower nor any affiliate of Mayflower will call, attempt to call or solicit consents to call a special meeting of shareholders of the Corporation. Neither Mayflower nor any affiliate of Mayflower shall solicit the vote or consent of any stockholder of the Corporation for any purpose other than has been approved by a majority vote of the Board of Directors of the Corporation or that is inconsistent with provisions of this Agreement.

     e. The rights and obligations of Mayflower under this Section 3 shall terminate forty-five (45) days after results of operations are published by the Corporation for the period ended on December 31, 2002, on the date that the "Put" contained in Section 5 hereof is consummated by Mr. Walden, or the Call is exercised as to Mr. Walden as a result of his termination from employment with the Company, whichever event shall first occur.

     f. Upon the acquisition of Mr. Walden's shares of Corporation Common Stock by Mayflower, whether as a result of the Put or Call described in Paragraph (5) below or otherwise, Mr. Walden and the other Non-Mayflower Directors shall tender their resignations effective immediately or upon acceptance by Mayflower.

     g. The Corporation's dividend policy will not be changed without concurrence of the Mayflower Directors, which concurrence will not be unreasonably withheld.

     h. Representations and Warranties of Stockholders. The Management
        ----------------------------------------------
        Stockholders hereby represent and warrant to Mayflower as follows:

         1.  Organization; Authorization; Validity of Agreement.  Each
             --------------------------------------------------
Management Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Management Stockholder and constitutes a valid and binding obligation of such Management Stockholder enforceable against such Management Stockholder in accordance with its terms.

         2.  Consents and Approvals; No Violations.  The execution and delivery
             -------------------------------------
of this Agreement does not and the performance of this Agreement by such Management Stockholder will not (a) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) or result in the creation of any Lien on any property or assets of such Management Stockholder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, lease, permit, franchise, agreement or other instrument or obligation of any kind to which such Management Stockholder is a party or by which such Management Stockholder or any of its properties or assets is bound or affected or (b) conflict with or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Management Stockholder or any of its properties or assets.


         3.  Ownership of Shares.
             -------------------

     Except for the rights accruing to a brokerage house with regard to 51,000 shares of Corporation Common Stock held by Ms. Hobbs in a margin account (the "Hobbs Margin Shares"),

         (a) Such Management Stockholder is the record and beneficial owner of that number of shares of Corporation Common Stock set forth opposite such Management Stockholder's name on Exhibit A attached hereto (the "Existing Shares," and together with any other shares of Corporation Common Stock subsequently acquired by such Management Stockholder in compliance with this Agreement, the "Management Shares").

         (b) On the date hereof, the Existing Shares constitute all of the outstanding shares of Corporation Common Stock owned of record and/or beneficially by such Management Stockholder and all Stock Options held by such Management Stockholder.

         (c) Such Management Stockholder has sole power of disposition with respect to all of the Existing Shares owned by such Management Stockholder and sole voting power with respect to the matters set forth herein and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares owned by it with no restrictions on such rights, subject to applicable federal and state securities laws and the terms of this Agreement.

         4. No Encumbrances. Except for the Hobbs Margin Shares, the Existing
            ---------------
     Shares and the certificates representing such shares are now, and the Existing Shares and the certificates representing such Existing Shares at all times during the term hereof will be, held by such Management Stockholder, free and clear of all Liens. On the Put/Call Closing Date (as defined herein), upon delivery of the certificates representing the Management Shares to Mayflower, and payment by Mayflower of the purchase price, the Management Stockholders will deliver to Mayflower and Mayflower will receive, good, marketable and valid title to the Management Shares, free and clear of any Liens.

     i.  Representations and Warranties of Mayflower.  Mayflower hereby
         -------------------------------------------
represents and warrants to the Stockholders as follows:

         1.  Organization; Authorization; Validity of Agreement.  Mayflower is a
             --------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Delaware or the United Kingdom, as the case may be, and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Mayflower and the consummation by Mayflower of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Mayflower and no other corporate proceedings on the part of Mayflower are necessary to authorize this Agreement or any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Mayflower and constitutes a valid and binding obligation of Mayflower enforceable against Mayflower in accordance with its terms.

         2.  Consents and Approvals; No Violations.  The execution and delivery
             -------------------------------------
of this Agreement do not and the performance of this Agreement by Mayflower will not (a) conflict with, violate or result in any breach of the certificate of incorporation or by-laws of Mayflower, (b) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) or result in the creation of any Lien on any property or assets of Mayflower under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, lease, permit, franchise, agreement or other instrument or obligation of any kind to which Mayflower is a party or by which Mayflower or any of its properties or assets is bound or affected or (c) conflict with or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to

Mayflower or any of its properties or assets. Except as provided in the Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any state, federal or foreign public body or authority is required by or with respect to Mayflower in connection with the execution and delivery of this Agreement by Mayflower or the consummation by Mayflower of the transactions contemplated hereby.


(4)  MAYFLOWER LOAN
     --------------

      a. On the date hereof, Mayflower and the Corporation shall enter into a mutually acceptable Loan Agreement providing for Mayflower or an affiliate of Mayflower to lend up to US $15 Million Dollars (the "Loan") to the Corporation for a term of five years, with principal due at the end of the term. The Loan will be subordinated to the Corporation's indebtedness to NationsBank pursuant to the terms of the Credit Agreement in effect between the Corporation and NationsBank (the "Credit Agreement"). The Loan will bear interest, payable quarterly on the outstanding principal balance, at a rate of 0.5% above the rate paid by the Corporation to NationsBank pursuant to the Credit Agreement. The proceeds of the Loan shall be used to provide working capital and to fund capital expenditures pursuant to a business plan approved by the Board of Directors of the Corporation. The Loan Agreement shall provide for a system of cash calls by which the Corporation's management will be able to draw down the Loan. The Loan shall be evidenced by a promissory note in favor of Mayflower or its affiliate.

      b. If Mr. Walden exercises his right to require Mayflower to purchase his Shares pursuant to Section 5 below, or Mayflower exercises the call pursuant to Section 5, Mayflower or its affiliate may thereafter have the right to convert the unpaid principal and interest of the Loan into common stock of the Corporation. The price per share for such conversion shall be the average of the closing bid and asked prices for the Corporation's common stock reported on the Nasdaq National Market for the twenty (20) trading days immediately prior to the date of Mayflower's or its affiliate's exercise of its conversion rights or the appraised fair value determined by an independent appraiser if the Common Stock is not traded on a trading market.

(5)  PUT RIGHTS
     ----------

      a. Mr. Walden and Ms. Hobbs shall have the right, commencing December 31, 2000 and expiring forty-five (45) days after results of operations are published by the Corporation for the period ending December 31, 2002 (the "Option Term"), to tender all, but not less than all, of either of their Management Shares (the "Put") to Mayflower in accordance with the provisions set forth in this Agreement. During the Option Term, the Put may be exercised at the election of Mr. Walden or Ms. Hobbs by giving notice of exercise to Mayflower at any time that is at least 20 days but not more than 45 days after the Corporation has made a public announcement of its quarterly or annual earnings for the fiscal quarter immediately preceding such exercise. If the Put is exercised, Mayflower shall be required to purchase the Management Shares at the average of the closing bid and asked prices reported on the Nasdaq National Market for the twenty (20) trading days immediately prior to the date the notice of exercise is given, provided, however, that the purchase price shall not exceed US $40.00 per Management Share and provided further that the purchase price shall be no less than $10.00 per Management Share for the period from December 31, 2000 to December 31, 2001; no less than $12.50 per Management Share for the period from January 1, 2002 to September 30, 2002; and, not less than $15.00 per Management Share for the period from October 1, 2002 to December 31, 2002. Mayflower shall have the option to pay the purchase price in cash or, with the consent of Mr. Walden or Ms. Hobbs, in Mayflower publicly traded stock having a value equivalent to the purchase price.

      b. Notwithstanding the foregoing, the Put may be exercised at any time prior to the expiration of the Option Term by Mr. Walden and/or Ms. Hobbs, or by their legal representative, in the event that his or her employment with the Corporation should terminate because of death or disability, as defined in Mr. Walden's employment agreement. In any such event, the purchase price for the Put shall be $15.00 per Management Share or the average of the closing bid and asked prices reported on the Nasdaq National Market (or other primary exchange or inter-dealer quotation system on which the Corporation Common Stock is then listed or traded) the twenty (20) trading days immediately prior to the date of exercise of the Put, whichever amount is higher. Ms. Hobbs shall have the right, prior to the expiration of the Option Term, to exercise the Put at any time on or after the date of death or disability of Mr. Walden.

      c. In the event that the Option Term expires without Mr. Walden and Ms. Hobbs, or either of them, having exercised the Put, or Mr. Walden or Ms. Hobbs voluntarily terminates their employment with the Corporation, or a Management Stockholder's employment with the Corporation is terminated for "Cause" (as defined below), Mayflower shall have the right to purchase (the "Call"), at any time prior to December 31, 2004, all of the Management Shares owned by each of Mr. Walden and Ms. Hobbs at a purchase price of US $15.00 per Management Share, in accordance with the provisions set forth in this Agreement. The Call shall be exercised by written notice from Mayflower, accompanied by a tender of the aggregate purchase price. Mr. Walden and Ms. Hobbs shall immediately deliver all of their share certificates duly endorsed for transfer to Mayflower. For purposes of this subsection, termination of employment for "Cause" shall mean termination as a result of Mr. Walden or Ms. Hobbs, as the case may be, being convicted of, or the subject of an indictment by a governmental authority within the United States for, a felony.

      d. Transfers by Operation of Law. In the event that prior to the
         -----------------------------
         expiration of the Option Term a Management Stockholder (i) files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors, or (ii) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to its Existing Shares, and such involuntary petition or assignment or attachment is not discharged within 30 days after its date, or (iii) is subject to a transfer of Existing Shares by operation of law, Mayflower shall have the right, at any time from the date of such event to the date 60 days after the date the Corporation receives written notice from the Management Stockholder of such event, to elect to purchase all of the Management Shares which are owned by said Management Stockholder, at the higher of the prices provided in Sections 5(a) and 5(c) hereof in accordance with the terms provided in this Agreement.

      e. Transfers in Violation of Agreement. If any transfer of Management
         -----------------------------------
         Shares is made or attempted contrary to the provisions of this Agreement, Mayflower shall have the right to purchase such Management Shares from the owner thereof or his transferee at any time before or after the transfer, at the lower of the prices provided in Sections 5(a) or 5(c) hereof. In any such case, if any Management Stockholder whose Management Shares are purchased by Mayflower pursuant to the provisions of this Agreement fails to tender certificates for such Management Shares for transfer to Mayflower as required by Section 5 of this Agreement, Mayflower may deposit the purchase price for such Management Shares with any bank or trust company doing business within 50 miles of the Corporation's principal office, for the account of such Management Stockholder, to be held by such bank or trust company until withdrawn by such Management Stockholder. Upon such deposit by Mayflower of such amount and upon notice to the Management Stockholder who was required to sell the Management Shares to be sold pursuant to this Agreement shall at such time be deemed to have been sold, assigned, transferred and conveyed to Mayflower, such Management Stockholder shall have no further rights thereto and the Corporation shall record such transfer in its stock transfer book. In addition to the foregoing remedy and any other legal or equitable remedies which it may have, Mayflower may enforce its rights by actions for specific performance, for judgment for specific acts or for vesting of title ( in each case to the extent permitted by law), and may refuse to recognize any transferee of such Management Shares as one of its stockholders for any purpose, including without limitation for purposes of dividend and voting rights, until all applicable provisions of this Agreement have been complied with.

      f. Stop Transfer. Each Management Stockholder agrees with and covenants to
         -------------
         Mayflower that it shall not request that the Corporation register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Management Shares other than the Hobbs Margin Shares. Within two Business Days of the date hereof and the receipt of any Management Shares, the Corporation will direct the Corporation's transfer agent to place stop transfer order instructions with respect to the Management Shares and will notify such transfer agent that this Agreement places restrictions on the Management Shares.

      g. Payment of Purchase Price. The purchase price for any Shares being
         -------------------------
         purchased and sold pursuant to the provisions of Sections 5 and 6 of this Agreement shall be paid at the Put/Call Closing (as hereinafter defined) of the purchase and sale of such Management Shares.

      h. Closing. The closing (the "Put/Call Closing") of the purchase and sale
         -------
         of any Management Shares pursuant to Sections 5 or 6 hereof shall take place at the offices of Long Aldridge & Norman LLP in Atlanta, Georgia at 10:00 a.m. (Georgia time) on the fifth (5th) business day following the date the Put Notice or the Call Notice is given or such other time as may be agreed upon by the Management Stockholders and Mayflower. At the Closing, the certificate(s) representing the Management Shares being purchased and sold pursuant hereto shall be delivered by or on behalf of the Management Stockholder, in proper form for transfer, accompanied by stock powers duly executed in blank (and with all requisite stock transfer stamps and such supporting instruments, if any, as then may be required to effect transfer of registration) against delivery of a check payable to the Management Stockholder in the amount of the purchase price or delivery of certificates representing shares of Mayflower stock deliverable in payment of the purchase price, as applicable.

      i. Refusal to Deliver Certificates. If the Management Stockholder refuses
         -------------------------------
         to deliver the certificates representing any of its Management Shares to be sold hereunder in connection with the exercise of the Put, Mayflower shall not be obligated to proceed with the Put/Call Closing. If the Management Stockholder refuses to deliver the certificates representing any of its Management Shares to be sold hereunder in connection with the exercise of the Call, Mayflower may, in addition to all other remedies it may have, deposit the purchase price for such Management Shares with any bank or trust company doing business within 50 miles of Mayflower's principal office, for the account of such Management Stockholder, to be held by such bank or trust company until withdrawn by such Management Stockholder. Upon such deposit by Mayflower of such amount and upon notice to the Management Stockholder who was required to sell, the Management Shares to be sold pursuant to this Agreement shall at such time be deemed to have been sold, assigned, transferred and conveyed to Mayflower, such Management

         Stockholder shall have no further rights thereto and the Corporation shall record such transfer in its stock transfer book. In addition to the foregoing remedy and any other legal or equitable remedies which it may have, Mayflower may enforce its rights by actions for specific performance, for judgment for specific acts or for vesting of title ( in each case to the extent permitted by law), and may refuse to recognize the Management Stockholder who was required to sell his or her Management Shares as one of its stockholders for any purpose, including without limitation for purposes of dividend and voting rights.

      j. Legends. An original of this Agreement shall be kept in the files of
         -------
         the Corporation at its principal office, and reference to this Agreement shall be endorsed on all stock certificates of the Corporation for all Management Shares held by the Stockholders now or hereafter issued, by writing or stamping thereon the following (or a similar) legend, provided, however, that no legend shall be placed on the Hobbs Margin Shares:


              "The transfer, sale, assignment, mortgage, hypothecation, pledge, creation of a security interest in or lien on, encumbrance of, gift of, trust (voting or other) of, or other disposition of the securities represented by this certificate is restricted by an Agreement dated August ___, 1998, a copy of which may be examined at the principal office of the Corporation.

         THE FOLLOWING SHALL BE PLACED ON ALL MANAGEMENT SHARES THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.] The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be disposed or of encumbered without such registration or an opinion of counsel satisfactory to the Corporation that such registration is not required."

(6)  FURTHER PURCHASE OF SHARES BY MAYFLOWER
     ---------------------------------------

     Until such time as Mr. Walden shall have exercised his Put pursuant to
Section 5 above, Mayflower shall have exercised its Call with respect to Mr. Walden's shares pursuant to Section 5 above or the Option Term shall have expired, whichever shall occur first, (i) Mayflower and its directors, officers and affiliates, individually and as a group, directly or through any affiliate, agree not to sell or purchase, contract to sell or purchase, obtain a right to purchase or sell or otherwise acquire or sell any shares of common stock of the Corporation and (ii) each of the Management Stockholders hereby covenants and agrees that such Management Stockholder shall not (A) except with respect to the Hobbs Margin Shares, offer for sale, sell, transfer (including by way of gift), tender, pledge, encumber or otherwise subject to a Lien, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Corporation or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, or other disposition of, or exercise any discretionary powers to distribute (collectively, "Transfer"), directly or indirectly, any or all of the Management Shares owned by him or her or any interest therein to any Person, (B) grant any proxies or powers of attorney with respect to any Management Shares, deposit any Management Shares into a voting trust or enter into a voting agreement with respect to any Management Shares; or (C) take any action that would make any representation, warranty or covenant of any Management Stockholder contained in this Agreement untrue or incorrect or have the effect of preventing or disabling any Management Stockholder from performing its obligations under this Agreement. The foregoing shall not apply to the exercise by Mr. Walden or Ms. Hobbs of options to purchase Shares granted to either of them by the Corporation. Thereafter, Mayflower may offer to acquire all of the remaining shares of common stock of the Corporation, provided, however, that in the event that Mayflower shall offer to acquire all of the publicly traded shares of common stock of the Corporation prior to forty-five (45) days after publication of results of operations of the Corporation for the year ended December 31, 2001, Mayflower shall offer a price of not less than US $15.00 per share, subject to receipt of a fairness opinion satisfactory to the Board of Directors of the Corporation.

(7)   TECHNICAL SERVICES
      ------------------

      After the closing of the Purchase of Shares, Mayflower will provide various technical services to the Corporation, at the request of Mr. Walden. These shall include, but not be limited to, Mayflower arranging for its affiliated company, Walter Alexander, to second Mr. Nigel McGaughey or such other person(s) designated by Mayflower and approved by the Corporation (which approval may not be unreasonably withheld) on behalf of the Corporation for a period of up to two years. Mayflower and the Corporation will also select various specialized industry consultants, satisfactory to both Mayflower and the Corporation, which will be retained by the Corporation. The Corporation will pay the base salary while Mr. McGaughey or such other person(s) are assigned to the Corporation not to exceed US $150,000 per year. The Corporation will also pay the fees of any consultants which may be retained to provide technical services to the Corporation.

(8)   CONDITIONS TO THIS AGREEMENT
      ----------------------------

      This Agreement is intended to commit the parties to the terms and conditions applicable to such party, as contained herein subject to the satisfaction of the following conditions:

      a. Mayflower Loan  --  The Loan Agreement shall have been duly executed
         --------------
         and delivered by the parties thereto with written consent and approval of NationsBank.

(9)   ADDITIONAL PROVISIONS
      ---------------------

      a. Fee Agreement -- The Corporation will receive a fee if the Corporation
         -------------
         through Mr. Walden or other executive of the Corporation introduces to Mayflower, or Mr. Walden or other executive of the Corporation provides material assistance to Mayflower at Mayflower's request in connection with, an entity for the purpose of a transaction which results in Mayflower acquiring a company or an interest in a company or substantially all of the assets of a company in the business of manufacturing and assembling coaches, buses, chassis or the principle components thereof. The Corporation will receive a commission based on the Lehman formula (5% of the first one million of the purchase consideration; 4% of the next one million; 3% of the next one million; 2% of the next one million; 1% of any consideration in excess of US $4 million). The fee will not be earned in an acquisition made by the Corporation.

      b. Exclusivity Agreement -- Notwithstanding any provision contained in the
         ---------------------
         Exclusivity Agreement dated as of July 1, 1998 between the parties hereto to the contrary (the "Exclusivity Agreement") the Exclusivity Period (as defined in the Exclusivity Agreement) and the termination date provided in Section 6 thereof, shall each be extended to September 30, 1998 or the Closing Date, whichever occurs first.

      c. Confidentiality Agreement -- The Confidentiality Agreement between
         -------------------------
         Mayflower and the Corporation, dated as of June 23, 1998, shall remain in effect in accordance with its terms.

      d. Public Announcement -- No party shall make a public announcement of nor
         -------------------
         disclose the existence or terms of this Agreement until all conditions of Sections 2(d) and 8 herein have been fulfilled and only then with the prior written consent of Mayflower and the Corporation. In the event that either Mayflower or the Corporation is required to disclose the existence and terms of this Agreement by applicable law, rules or regulations, any disclosure will be subject to prior review of the Corporation and Mayflower.

      e. Cooperation -- Each of the parties hereto agrees to use its reasonable
         -----------
         best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      f. Terms and Termination -- This Agreement shall terminate on September
         ---------------------
         30, 1998 if the Closing Date has not occurred.

      g. Assignment -- Neither this Agreement nor any of the rights, interests
         ----------
         or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without prior written consent of the other parties, provided that Mayflower may assign, at its sole discretion, its rights and obligations hereunder in whole to any direct or indirect wholly owned subsidiary of Mayflower, but no such assignment shall relieve Mayflower of its obligations hereunder if such assignee does not perform such obligations. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns, and the provisions of this Agreement are not intended to confer any rights or remedies hereunder upon any person other than the parties hereto and their respective successors and permitted assigns.

      h. Amendments -- This agreement may not be modified, amended, altered or
         ----------
         supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

      i. Notices -- All notices, requests, claims, demands and other
         -------
         communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                     (i) If to Mayflower, to:
                     Mayflower House
                     Loudon Road
                     London
                     High Wycombe, Bucks  HP10 9RF
                     England
                     Telephone:   011 -- 44 -- 1494  450 145
                     Telecopier:  011 -- 44 -- 1494  450 607
                     Attention:   Mr. Terry Clapp

                     With a copy to:
                     Philippe Schreiber, Esq.
                     26 Sheep Pond Road
                     Nantucket, Massachusetts  02553
                     Telephone: 508.325.0092
                     Telecopier: 508.325.5157

                     And to:

                     Gibson, Dunn & Crutcher, LLP
                     200 Park Avenue
                     New York, New York 10166-0193
                     Telephone: 212.351.4000
                     Telecopier: 212.351.4035
                     Attn: Steven P. Buffone, Esq.


                     (ii). If to the Corporation, to:
                     200 Westpark Drive
                     Suite 220
                     Peachtree City, Georgia 30269
                     Telephone:  770.632.0003
                     Telecopier: 770.632.0414
                     Attn:  Mr. D. Michael Walden


                     With a copy to:
                     Long Aldridge Norman LLP
                     One Peachtree Center
                     303 Peachtree Street, Suite 5300
                     Atlanta, Georgia  30308
                     USA
                     Telephone:  404.527.4000
                     Telecopier: 404.527.4198
                     Attn:  William L. Floyd, Esq.

                     (iii) If to the Stockholders, to:
                     Randolph B. Stanley
                     490 Potts Road
                     Conyers, Georgia  30094
                     USA
                     Telephone:  770.483.8781
                     Telecopier:  770.761.0322


                     With a copy to:
                     M. Earl Meck
                     275 Derby Drive
                     Fayetteville, Georgia  30214
                     USA
                     Telephone:   770.461.9183
                     Telecopier:  770.460.8076

          Or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      j. Governing Law -- This Agreement shall be governed by and construed in
         -------------
         accordance with the laws of the State of Georgia, without giving effect to the principles of conflicts of laws thereof.

      k. Enforcement -- Each of the parties hereto agrees, recognizes and
         -----------
         acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

      l. Costs and Expenses -- Mayflower shall pay prior to the Closing Date the
         ------------------
         reasonable fees, costs and expenses of the Corporation from May 31, 1998 to the Closing Date in any manner related to Mayflower as more specifically set forth in a letter to Mr. Clapp dated August 3, 1998. In no event shall Mayflower be obligated to pay more than $483,000 pursuant to this Section 9(1).

      m. Counterparts -- This Agreement may be executed in one or more
         ------------
         counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

      n. Entire Agreement. This Agreement constitutes the entire agreement among
         ----------------
         the parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

      o. Severability. Whenever possible, each provision or portion of any
         ------------
         provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction to the maximum extent permitted by law in accordance with the intention of the parties.

      p. Definitions.  For purposes of this Agreement:
         -----------

         (a) "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "group" as described in
              Section 13(d)(3) of the Exchange Act.

         (b) "Person" shall mean an individual, corporation, limited liability Corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

         (c) In the event of a stock dividend or distribution, or any change in the Corporation Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         (d) "Business Day" shall mean a day on which banks are not required or authorized to be closed in the City of Atlanta, Georgia.



                            SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

     The Mayflower Corporation plc

     By:  /s/ John Fleming
        -----------------------------------
     Name:   John Fleming
     Title:  Chairman Director


     Mayflower (U.S. Holdings), Inc.

     By:  /s/ John Fleming
        -----------------------------------
     Name:    John Fleming
     Title:   Director


     Metrotrans Corporation


     By: /s/ D.Michael Walden
        ----------------------------------
     D. Michael Walden
     Chairman and Chief Executive Officer


      /s/ D. Michael Walden
     -------------------------------------
     D. Michael Walden

      /s/ Terri B. Hobbs
     -------------------------------------
     Terri B. Hobbs

      /s/ Randolph B. Stanley
     -------------------------------------
     Randolph B. Stanley

      /s/ M. Earl Meck
     -------------------------------------
     M. Earl Meck